Exhibit 10.7

ACCURIDE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1                                 Purpose and Scope.  The purpose of the Accuride Corporation Employee Stock Purchase Plan the (“Plan”) is to assist employees of Accuride Corporation and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2                                 Administration of Plan.  The Plan shall be administered by the Committee.  The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Offering Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees prior to the date following which such changes will take effect.  The Committee may delegate administrative tasks under the Plan to one or more Officers of the Company.  The Committee’s interpretation and decisions with respect to the Plan shall be final and conclusive.

ARTICLE II
DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

2.1                                 “Board” shall mean the Board of Directors of the Company.

2.2                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.3                                 “Committee” shall mean the Compensation Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 above.

2.4                                 “Common Stock” shall mean shares of common stock par value $0.01 per share of the Company.

2.5                                 “Company” shall mean Accuride Corporation, a Delaware corporation.

2.6                                 “Designated Subsidiary” shall mean a Subsidiary, the Employees of which are designated by the Board from time to time as eligible to participate in the Plan.

2.7                                 “Effective Date” shall mean the date on which a Registration Statement on Form S-8 becomes effective with respect to the Plan.

2.8                                 “Eligible Employee” shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week and (b) whose customary employment is more than five (5) months in a calendar year.  An Employee who is member of a collective bargaining unit represented by a labor organization shall be an Eligible Employee, unless the labor organization fails to accept coverage under the Plan, in which case such Employee will not be an Eligible Employee.

2.9                                 “Employee” shall mean any employee of the Company or a Designated Subsidiary.

2.10                           “Exercise Date” except for the Initial Offering Period or as provided in Section 5.3, shall mean the last Trading Day of each calendar quarter.  For the Initial Offering Period, Exercise Date shall mean the last Trading Day of the first full calendar quarter following the Effective Date.

2.11                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12                           “Fair Market Value” of a share of Common Stock as of a given date shall mean (i) the closing price of the sale of Common Stock on the New York Stock Exchange (“NYSE”) as of 4:00 P.M., New York time on such date or on the immediately preceding Trading Day, or (ii) if the Common Stock is not traded on the NYSE, the fair market value of a share of Common Stock as established by the Committee acting in good faith.

2.13                           “Initial Offering Period” shall mean the Offering Period commencing on the Effective Date and ending on the last Trading Day of the first full calendar quarter after the Effective Date.

2.14                           “Offering Date” shall mean the first day of each calendar quarter; provided, however, that the Offering Date for the Initial Offering Period shall be the Effective Date.

2.15                           “Offering Period” shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

2.16                           “Officer” shall mean an Employee of the Company who is either an executive officer or a member of the management of the Company.

2.17                           “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.1 below.

2.18                           “Participant” shall mean any Eligible Employee who either is enrolled in the Plan pursuant to Section 3.2(a) or elects to participate in the Plan.

2.19                           “Plan” shall mean this Accuride Corporation 2001 Employee Stock Purchase Plan, as it may be amended from time to time.

2.20                           “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.21                           “Retirement” shall mean the termination of employment of a Participant on or after attaining age 65.

2.22                           “Subsidiary” shall mean any corporation of which the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of all classes of stock in the corporation.  In addition “subsidiary” shall mean any partnership or limited liability company (i) of which the Company owns at least 50% of the equity interests and which has elected to be taxed as a corporation for federal income tax purposes, or (ii) which is a “disregarded entity” for federal income tax purposes.

2.23                           “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq system are open for trading.

ARTICLE III
PARTICIPATION

3.1                                 Eligibility.  An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, that Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.  For purposes of this Section, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.  An Employee who becomes an Eligible Employee during an Offering Period shall not be permitted to participate in that Offering Period, but shall be allowed to participate commencing with the next following Offering Period.

3.2                                 Election to Participate; Payroll Deductions

(a)                                  Except as provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction.  An Eligible Employee may elect to participate in the Plan by delivering to the Company, at such time as the Committee or the Company shall designate prior to the Offering Date on which such Eligible Employee’s participation is to commence, a written payroll deduction authorization on a form prescribed by the Company such as the Subscription Agreement attached hereto as Exhibit A.  A Participant’s participation in the Plan shall continue in effect for all subsequent Offering Periods until otherwise modified or revoked by the Participant in accordance with Section 6.1.

(b)                                 Notwithstanding Sections 3.2(a) or 6.1, all Eligible Employees on the Effective Date shall be Participants in the Plan and will be deemed to have elected for the Initial Offering Period a payroll deduction in the minimum amount authorized by Section 3.2(c).  However, if a Participant does not return a Subscription Agreement to the Company by the tenth business day following the Effective Date, then such Participant will automatically be deemed to have elected to cease all payroll deductions for the Initial Offering Period and to withdraw from the Plan pursuant to Section 6.1(b) and (c).

(c)                                  Payroll deductions must equal at least five dollars ($5) per week or ten dollars ($10.00) per semi-monthly pay period and must be expressed as a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 below.  Amounts deducted from a Participant’s compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

3.3                                 Leave of Absence.  During leaves of absence approved by the Company meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV
OPTION GRANT AND PURCHASE OF SHARES

4.1                                 Grant of Option.  Subject to the limitations to Section 4.4, each Participant participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Option Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by the applicable Purchase Price.  The option shall expire on the last day of the Offering Period.

4.2                                 Option Price.  The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of the Offering Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share ($0.01) of the Common Stock.

4.3                                 Purchase of Shares

(a)                                  On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares (and fractional shares, if available for purchase) of Common Stock which can be purchased with the amount in the Participant’s Plan Account.  The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

(b)                                 As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.  If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority.  Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

(c)                                  A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Common Stock purchased hereunder.  Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause its agent to), deliver any such certificate to the Participant as soon as practicable thereafter.

4.4                                 Limitations on Purchase.  No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted) for each calendar year such option is outstanding.  For purposes of this Section 4.4, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option.  This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations issued thereunder.

4.5                                 Transferability of Rights.  An option granted under the Plan shall not be transferable and is exercisable only by the Participant.  No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V
PROVISIONS RELATING TO COMMON STOCK

5.1                                 Common Stock Reserved.  Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be six hundred fifty three thousand five hundred ninety-five (653,595).  Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan.

5.2                                 Adjustment for Changes in Common Stock.  If adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder, and (b) the Option Price of outstanding options.

5.3                                 Merger, Acquisition or Liquidation.  In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 50% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the Exercise Date with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

5.4                                 Insufficient Shares.  If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 5.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.

5.5                                 Rights as Stockholders.  Except as required by Section 3.1, with respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder.  A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option.

ARTICLE VI
TERMINATION OF PARTICIPATION

6.1                                 Alteration or Cessation of Contributions; Voluntary Withdrawal

(a)                                  A Participant may cease payroll deductions or may increase or decrease the rate of his or her payroll deductions during the Offering Period by delivering written notice of such change in payroll deduction rate to the Company using the form attached hereto as Exhibit B.  A payroll deduction rate change election shall not be permitted more than once per Offering Period.

(b)                                 If a Participant ceases payroll deductions, no additional purchases of Common Stock shall be made on his or her behalf unless he or she elects that payroll deductions resume.  A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.  Upon any cessation of payroll deductions, the Participant may elect to withdraw from the Plan pursuant to subsection (c) below.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4.4 of the Plan, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

(c)                                  A Participant may withdraw from the Plan at any time by written notice to the Secretary of the Company prior to the close of business on an Exercise Date, using the form attached hereto as Exhibit B.  As soon as administratively practicable after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant’s Plan Account to him or her, at which time the Participant’s interest in the Plan will terminate.  Upon receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her option to purchase under the Plan shall terminate.  Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 above.

6.2                                 Termination of Eligibility

(a)                                  If a Participant ceases to be eligible under Section 3.1 above for any reason or no longer qualifies as an “Eligible Employee,” the Participant’s payroll deduction authorization and his or her option to purchase under the Plan will automatically terminate and the amount in such Participant’s Plan Account will be refunded to the Participant or his or her designated beneficiary or estate as soon as administratively practicable following of his or her termination of employment or other cessation of eligibility.  Notwithstanding the foregoing, a Participant terminating employment due to Retirement shall be permitted to elect the purchase of Common Stock on the Exercise Date coincident with or next following the Participant’s date of Retirement.

(b)                                 Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant’s Plan Account, the Participant’s interest in the Plan shall terminate.

ARTICLE VII
GENERAL PROVISIONS

7.1                                 Condition of Employment.  Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.2                                 Amendment of the Plan

(a)                                  The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

(b)                                 Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as administratively practicable following such termination.

7.3                                 Use of Funds; No Interest Paid.  All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose.  No interest will be paid to any Participant or credited under the Plan.

7.4                                 Term; Approval by Stockholders.  The Plan shall terminate on the tenth anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated by action of the Board.  No option may be granted during any period of suspension of the Plan or after termination of the Plan.  The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan.  Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all options previously granted under the Plan shall thereupon be canceled and become null and void.

7.5                                 Effect Upon Other Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.6                                 Conformity to Securities Laws.  Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.7                                 Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.8                                 Information Statement.  The Company shall provide each Participant whose Option is exercised an information statement in accordance with Section 6039(a) of the Code and the Regulations thereunder.

7.9                                 Governing Law.  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

* * * * * *

I hereby certify that the foregoing Accuride Corporation Employee Stock Purchase Plan was duly adopted and approved by the Board of Directors of Accuride Corporation on                                , 2005.

I hereby certify that the foregoing Accuride Corporation Employee Stock Purchase Plan was duly approved by the stockholders of Accuride Corporation on                                , 2005.

Executed on this         day of                          , 2005.

Secretary

EXHIBIT A

ACCURIDE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

New Election
Change of Election

1.                                       I,                                 , hereby elect to participate in the Accuride Corporation Employee Stock Purchase Plan (the “Plan”) commencing for the Offering Period                                   , 2005 to                                  , 2005, and for each Offering Period thereafter until this election is revoked and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.                                       I elect to have payroll deductions in the amount of $                                  applied to this purchase.  I understand that this amount must not be less than ten dollars ($10.00).

3.                                       I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement.  I understand that all payroll deductions made by me shall be credited to my account under the Plan, and that I may not make any additional payments into such account.  I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan.  I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4.                                       I understand that I may discontinue at any time prior to an Exercise Date my participation in the Plan as provided in Section 6.1 of the Plan.  Further, I may change the rate of deductions for payroll periods during an Offering Period by filing a new Subscription Agreement, and any such change will be permitted only once per Offering Period.  In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 6.1 of the Plan, my election will continue to be effective for each successive Offering Period.

5.                                       I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “Accuride Corporation Employee Stock Purchase Plan.”  I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6.                                       Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

7.                                       I hereby agree to be bound by the terms of the Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Dated:
Signature of Employee

Social Security Number

EXHIBIT B

ACCURIDE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I,                                  , hereby elect to cease contributions to the Accuride Corporation Employee Stock Purchase Plan (the “Plan”) for the Offering Period that began on                                  ,               .  I hereby elect to:

☐                                    withdraw from participation in the Plan and have all contributions credited to my Plan Account paid to me within [       ] days of receipt by the Company of this Notice of Withdrawal.  In addition, I understand that my option for the current period will automatically terminate, and that no further contributions for the purchase of shares can be made by me during the Offering Period; or

☐                                    withdraw from participation in the Plan and have the balance of my Plan Account held in the Plan for the purchase of Common Stock on the Exercise Date next following my resumption of participation, and to have any then remaining balance paid to me.

The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee

Social Security Number